Exhibit 99

FOR IMMEDIATE RELEASE	July 15, 2022

BUTLER NATIONAL CORPORATION ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END 2022 FINANCIAL RESULTS AND CONFERENCE CALL

 - Revenue increased 20% to $73.5 million in fiscal 2022 as compared to $61.5 million in fiscal 2021 -

OLATHE, KANSAS, July 15, 2022, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fourth quarter and fiscal year ended April 30, 2022.  In conjunction with the announcement, the Company has scheduled a conference call for Monday, July 18, 2022 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Fourth Quarter Fiscal Year End 2022 Financial Results Conference Call

When: Monday, July 18, 2022 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-550-7966. Code: 565 658.  Conference call participants should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will lead the call and discuss results of the fourth quarter and fiscal year end, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2023.

Historical selected financial data related to all operations:
	Year Ended April 30		Quarter Ended April 30
	(In thousands except per share data)		(In thousands except per share data)
	2022	2021	2022	2021
Revenue	$73,473	$61,480	$18,104	$17,908
Operating Income (loss)	16,129	5,900	2,962	2,217
Net Income (loss)	10,368	1,433	1,628	624
Total Assets	100,809	101,921	100,809	101,921
Long-term Obligations	46,310	42,975	46,310	42,975
Stockholders' Equity	40,834	41,379	40,834	41,379
Weighted Average Shares - Diluted	75,340	74,145	75,255	74,027
Diluted Earnings (loss) Per Share	0.14	0.02	0.02	0.01
New Product Research and Development Cost	2,352	3,493	500	941

Management Comments

“The fiscal year ended April 30, 2022, yielded one of the best years in Butler National Corporation history. Revenue increased 20% to $73.5 million in fiscal 2022 as compared to $61.5 million in fiscal 2021. The increase in revenue reflects an increase of 30% in Professional Services revenue and an increase of 10% in Aerospace Products revenue. The Company aquisition of the outstanding interest in the casino management company and strong marketing campaigns at Boot Hill Casino & Resort enhanced our financial position in the Professional Services segment. Our Aerospace Products segment continues to focus on growth in international markets, solutions for regulatory mandates and the development of new Federal Aviation Administration supplemental type certificates (“STCs”).

Fiscal 2022 net income was $12.2 million compared to a net income of  $2.5 million in fiscal 2021. Fiscal 2022 operating margin was 22% compared to 10% in fiscal 2021. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

The fourth quarter of fiscal 2022 was a strong quarter for the Professional Services segment. Professional Services was up 11% over fourth quarter fiscal 2021. Aerospace Products was down 10% due to a decrease in our aircraft modification business. Revenue increased 1% to $18.1 million in fourth quarter fiscal 2022, as compared to $17.9 million in fourth quarter fiscal 2021. The fourth quarter of fiscal 2022 resulted in a net income of $1.6 million compared to a net income of $624,000 in fourth quarter fiscal 2021.

During the fiscal year ended April 30, 2022, we invested approximately $2.4 million in projects focused on the development and acquisition of new products. We believe this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products, help stabilize our long-term revenue and enhance our profits.

We are optimistic about the future. Management and all employees are focused on the development of new products and business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President and CEO of Butler National Corporation.

Business Segment Highlights

Aerospace Products:

Revenue increased 10% to $34.3 million in fiscal 2022 compared to $31.3 million in fiscal 2021. This $3.1 million increase was due to an increase in our aircraft avionics and special mission electronics business of $3.4 million and a decrease in our aircraft modification business of $351,000. We have invested in the development of several STCs. STC development results in new marketable products for the Company. Costs decreased 4% to $22.4 million in fiscal 2022 compared to $23.3 million in fiscal 2021. Costs were 65% of segment total revenue in fiscal 2022, compared to 74% of segment total revenue in fiscal 2021. Expenses decreased 20% in fiscal 2022 to $5.7 million compared to $7.1 million in fiscal 2021. Expenses were 17% of segment total revenue in fiscal 2022, compared to 23% of segment total revenue in fiscal 2021. Aerospace Products had an operating income of $6.2 million in fiscal 2022 compared to an operating income of $854,000 in fiscal 2021.

Professional Services:

Revenue from Professional Services increased 30% to $39.1 million in fiscal 2022 from $30.2 million in fiscal 2021. Costs increased 11% in fiscal 2022 to $15.8 million compared to $14.2 million in fiscal 2021. Costs were 41% of segment total revenue in fiscal 2022, compared to 47% of segment total revenue in fiscal 2021. Expenses increased 22% in fiscal 2022 to $13.4 million compared to $10.9 million in fiscal 2021. Expenses were 34% of segment total revenue in fiscal 2022, compared to 36% of segment total revenue in fiscal 2021. Operating income from Professional Services increased 98% to $10.0 million in fiscal 2022 compared to $5.0 million in fiscal 2021.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of April 30, 2022, our backlog totaled approximately $22.1 million. As of July 1, 2022, our backlog totaled approximately $24.2 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications, but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes aircraft special mission modification, the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate Federal Aviation Administration (the "FAA") Repair Stations. Aerospace Products subsidiaries concentrate on Beechcraft King Air, Cessna Caravan, Cessna turbine engine, and Learjet aircraft. Professional Services include casino management services, temporary employee services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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